UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2020

INSMED INCORPORATED

(Exact name of registrant as specified in its charter)

Virginia	000-30739	54-1972729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 US Highway 202/206	08807
Bridgewater, New Jersey	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (908) 977-9900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INSM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On October 28, 2020, Insmed Incorporated (the “Company”) issued a press release with respect to the announcement summarized in Item 8.01 below. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained herein, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On October 28, 2020, the Company announced that the European Commission has granted marketing authorization for ARIKAYCE® Liposomal 590mg Nebuliser Dispersion for the treatment of nontuberculous mycobacterial lung infections caused by Mycobacterium avium complex in adults with limited treatment options who do not have cystic fibrosis. Consideration should be given to official guidance on the appropriate use of antibacterial agents.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Insmed Incorporated on October 28, 2020.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSMED INCORPORATED

Dated: October 28, 2020	By:	/s/ Christine Pellizzari
	Name:	Christine Pellizzari
	Title:	Chief Legal Officer